EXHIBIT 4.295
THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE.
This Acknowledgment Agreement (Convenio de Reconocimiento) is entered into on this 16 day of November, 2010 (the “Agreement”), by and among Grupo CSI de México, S. de R.L. de C.V., Closure Systems International B.V., CSI Mexico LLC, CSI en Saltillo, S. de R.L. de C.V., Closure Systems Mexico Holdings LLC, Evergreen Packaging International B.V., Reynolds Packaging International B.V., and Reynolds Metals Company de México, S. de R.L. de C.V., as pledgors under the Pledge Agreements (as defined below), and The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee under the Pledge Agreements, in accordance with the following Recitals, Representations and Warranties and Clauses. Terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Pledge Agreements.
Recitals
     I. First Pledge Agreement. On January 29, 2010 Grupo CSI de México, S. de R.L. de C.V., Closure Systems International B.V., CSI Mexico LLC, CSI en Saltillo, S. de R.L. de C.V. and Closure Systems Mexico Holdings LLC, as pledgors, and the Pledgee entered into an equity interests pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “First Pledge Agreement”). A copy of the First Pledge Agreement together with an acknowledgement agreement dated May 4, 2010 relating to the First Pledge Agreement is attached hereto as Exhibit “A”.
     II. Second Pledge Agreement. On May 4, 2010 Evergreen Packaging International B.V., as pledgor, and The Bank of New York Mellon, as pledgee, entered into a partnership interest pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Second Pledge Agreement”). A copy of the Second Pledge Agreement is attached hereto as Exhibit “B”.
     III. Third Pledge Agreement. On September 1, 2010 Closure Systems International B.V., Reynolds Packaging International B.V. and Reynolds Metals

Company de México, S. de R.L. de C.V., as pledgors, and The Bank of New York Mellon, as pledgee, entered into a partnership interests pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Third Pledge Agreement”, and together with the First Pledge Agreement and the Second Pledge Agreement, the “Pledge Agreements”). A copy of the Third Pledge Agreement is attached hereto as Exhibit “C”.
     IV. Incremental Assumption Agreement. On September 30, 2010, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGAA, SIG Austria Holding GmbH, Closure Systems International B.V., the Guarantors from time to time party thereto (as defined therein), the lenders from time to time party thereto, the Incremental U.S. Term Lenders (as defined therein) and the Administrative Agent entered into the Amendment No. 3 and Incremental Term Loan Assumption Agreement (the “Incremental Assumption Agreement”) relating to the Credit Agreement.
     V. 2010 Secured Notes Indenture. On October 15, 2010, RGHL US Escrow I LLC, RGHL US Escrow I Inc. and RGHL Escrow Issuer (Luxembourg) I S.A. (the “Escrow Issuers”) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, entered into an indenture (the “2010 Secured Notes Indenture”) pursuant to which certain secured notes (the “2010 Secured Notes”) were issued by the Escrow Issuers. On or about the date hereof the 2010 Secured Notes shall be released from escrow and the obligations of the Escrow Issuers shall be assumed by Reynolds Group Issuer LLC, Reynolds Group Issuer Inc. and Reynolds Group Issuer (Luxembourg) S.A, as applicable.
     VI. Secured Notes Designation. The obligations in respect of the 2010 Secured Notes Indenture and any Senior Secured Note Documents (as defined therein) will or have been designated as “Additional Obligations” under, and in accordance with, section 5.02(c) of the First Lien Intercreditor Agreement (the “Secured Notes Designation”).
Representations and Warranties
I.	Each of the Pledgors hereby represents and warrants, with respect to itself, through its legal representative, that on the date hereof:
(a)	the individual executing this Agreement in the name and on behalf of such Pledgor has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind such Pledgor under the terms herein, and in the case of CSI Saltillo and Grupo CSI as evidenced in public deed numbers

32,566 and 32,565 dated September 23, 2010, granted before Mr. Jose Luis Villavicencio Castañeda, Notary Public number 218 for Mexico City, and that such powers, authority and corporate or other authorizations have not been revoked, modified or limited in any manner.
NOW, THEREFORE, based on the Recitals and Representations and Warranties contained herein, the parties hereto agree as follows:
Clauses
First.- Acknowledgment. Each Pledgor (a) confirms and agrees that the Pledge Agreements, as applicable, and the Security Interest created thereunder continue to be in full force and effect subject to the Legal Reservations (as such term is defined in the Credit Agreement), and (b) acknowledges and agrees that (i) the Incremental Assumption Agreement constitutes a Loan Document, and (ii) the obligations of the Loan Parties under the Incremental Assumption Agreement and any obligations that are “Additional Obligations” as a result of the Secured Notes Designation, in each case, constitute Secured Obligations under the Pledge Agreements.
Second.- No Novation. The parties hereby expressly agree that this Agreement shall not extinguish the obligations for the payment of money outstanding under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Secured Obligation. Each Pledge Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.
     The parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.
Third.- Entire Agreement. The parties hereby expressly agree that this Agreement is and shall be deemed a part of each Pledge Agreement and, for such reason, all references made in or with respect to each Pledge Agreement, shall include this Agreement.
Fourth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.
Fifth.- Language. This Agreement is entered into in both the Spanish and English languages; provided that, in the case of any judicial procedure before a Mexican court, the Spanish version shall govern for all purposes.
[Signature page continues]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

The Pledgors: Grupo CSI de México, S. de R.L. de C.V.
/s/Cindi Lefari
Name:	Cindi Lefari
Title:	Attorney

Closure Systems International B.V.
/s/Cindi Lefari
Name:	Cindi Lefari
Title:	Attorney

CSI Mexico LLC
/s/Cindi Lefari
Name:	Cindi Lefari
Title:	Assistant Secretary

CSI en Saltillo, S. de R.L. de C.V.
/s/Cindi Lefari
Name:	Cindi Lefari
Title:	Attorney

Closure Systems Mexico Holdings LLC
/s/Cindi Lefari
Name:	Cindi Lefari
Title:	Assistant Secretary

Evergreen Packaging International B.V.
/s/Cindi Lefari
Name:	Cindi Lefari
Title:	Attorney

Reynolds Packaging International B.V.
/s/Cindi Lefari
Name:	Cindi Lefari
Title:	Attorney

Reynolds Metals Company de México, S. de R.L. de C.V.
/s/Cindi Lefari
Name:	Cindi Lefari
Title:	Attorney

The Pledgee:
The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.

/s/Catherine F. Donohue
Name:	Catherine F. Donohue
Title:	Vice President

Exhibit “A”
Acknowledgement Agreement
Copy of First Pledge Agreement and
Acknowledgement Agreement
[Attached hereto]

Exhibit “B”
Acknowledgement Agreement
Copy of Second Pledge Agreement
[Attached hereto]

Exhibit “C”
Acknowledgement Agreement
Copy of Third Pledge Agreement
[Attached hereto]